FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 16, 2022, among PAR MONTANA, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of PAR PETROLEUM, LLC, a Delaware limited liability company (the “Company”), the Company, PAR PETROLEUM FINANCE CORP., a Delaware corporation (together with the Company, the “Issuers”), PAR PACIFIC HOLDINGS, INC., a Delaware corporation (the “Parent”), the other Guarantors (as defined in the Indenture referred to herein), and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”) and as collateral trustee.
W I T N E S S E T H :
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of June 5, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 12.875% Senior Secured Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 11 thereof.
3.No Recourse Against Others. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture, the Notes Documents or the Subsidiary Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
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5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
7.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.
GUARANTEEING SUBSIDIARY:

PAR MONTANA, LLC
By: /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer
ISSUERS:

PAR PETROLEUM, LLC
PAR PETROLEUM FINANCE CORP.
By: /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer
PARENT:

PAR PACIFIC HOLDINGS, INC.
By: /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

Signature Page to First Supplemental Indenture

GUARANTORS:

PAR HAWAII, LLC
PAR HAWAII SHARED SERVICES, LLC
PAR HAWAII REFINING, LLC
HERMES CONSOLIDATED, LLC
WYOMING PIPELINE COMPANY LLC
PAR TACOMA, LLC
U.S. OIL & REFINING CO.
MCCHORD PIPELINE CO.
USOT WA, LLC
By: /s/ William Monteleone
Name:    William Monteleone
Title:    Chief Financial Officer

Signature Page to First Supplemental Indenture

WILMINGTON TRUST,
NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee and Collateral Trustee
By: /s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

Signature Page to First Supplemental Indenture